Calculation of Filing Fee Tables
N-2
HPS Corporate Lending Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest, $0.001 par value	457(o)	15,000,000,000		$ 15,000,000,000.00	0.0001381	$ 2,071,500.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common shares of beneficial interest, $0.001 par value	415(a)(6)			$ 2,000,080,982.00			N-2	333-280139	06/12/2024	$ 295,212.00
			Total Offering Amounts:				$ 17,000,080,982.00		$ 2,071,500.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,071,500.00
Offering Note
[1]	(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. (2) The registrant previously paid a total of $1,877,600 in connection with the registrant's registration statement on Form N-2 (File No. 333-259453, File No. 333-270667 and File No. 333-280139) (calculated at the fee rates then in effect of $100.90, $110.20 and $147.60, respectively, per $1,000,000 of the estimated maximum aggregate offering price), as filed with the Securities and Exchange Commission on January 26, 2022, June 30, 2023 and June 12, 2024, respectively (the "Prior Registration Statements"), for a total of $15,000,000,0000 common shares of beneficial interest, par value $0.01 per share. This Registration Statement has registered an additional $15,000,000,0000 of Common Shares and includes a carry forward of up to $2,000,080,982 of Common Shares unsold under the Prior Registration Statements pursuant to Rule 415(a)(6) of the Securities Act. As a result, the Fund will have registered a total of $30,000,000,000 of Common Shares. (3) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $17,000,080,982.00.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $2,000,080,982 aggregate principal offering price of unsold securities (the "Unsold Securities") that were previously registered for sale under a Registration Statement as filed with the Securities and Exchange Commission on June 12, 2024 on Form N-2 (File No. 333-280139) and became effective on July 12, 2024 (the "Prior Registration Statement"). The Registrant previously paid filing fees in the aggregate of $295,212 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement was deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common shares of beneficial interest, $0.001 par value	7,000,000,000	$ 7,000,000,000.00	N-2	333-280139	06/12/2024
Equity	Common shares of beneficial interest, $0.001 par value	4,000,000,000	$ 4,000,000,000.00	N-2	333-270667	06/30/2023
Equity	Common shares of beneficial interest, $0.001 par value	4,000,000,000	$ 4,000,000,000.00	N-2	333-259453	01/26/2022